                                                                  Exhibit 23.2

                 CONSENT OF ERNST & YOUNG, INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to the 1996 Stock Incentive Plan and 1996 Employee Stock Purchase Plan of our reports dated March 7, 1996, except for Note 8 as to which the date is September 23, 1996, with respect to the consolidated financial statements and schedule of Infinity Financial Technology, Inc., included in its Registration Statement (Form S-1, No 333-8647) for the year end December 31, 1995, filed with the Securities and Exchange Commission.


                                                             ERNST & YOUNG LLP
Palo Alto, California
October 24, 1996


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